Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of Ascent Solar Technologies Inc. of our report dated February 21, 2024, relating to our audit of the December 31, 2023 and 2022 financial statements of Ascent Solar Technologies Inc.

Haynie & Company

Salt Lake City, Utah

August 21, 2024